NEWS RELEASE
FOR IMMEDIATE RELEASE
Feb. 12, 2026

Entergy reports 2025 financial results, initiates 2026 guidance
2025 results in top half of guidance range

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported fourth quarter 2025 earnings per share of 51 cents on an as-reported and an adjusted (non-GAAP) basis. For the full year, the company reported 2025 earnings per share of $3.91 on an as-reported and an adjusted basis.
“2025 was another important year in Entergy’s transformational growth story as we continued to secure significant electric service agreements with data centers and traditional industrial customers,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “We delivered solid financial results, and we continued to show that our customer-first strategy creates significant value for all stakeholders.”

Business highlights included the following:
•The APSC approved E-AR’s Jefferson Power Station project.
•The LPSC approved E-LA’s West Bank 500 kV transmission project.
•The PUCT approved E-TX’s Cypress to Legend 500 kV transmission project.
•The APSC approved E-AR’s special rate contract for Google.
•The APSC approved E-AR’s FRP.
•The PUCT approved updates to E-TX’s DCRF rate.
•E-LA submitted applications for approval to acquire Cottonwood generating facility and to construct Westlake and Waterford 6 CCCT facilities, Votaw and Segno solar facilities, and the Babel to Webre 500 kV transmission project.
•E-NO submitted an application for approval of phase two of its resilience and grid hardening plan.
•For the 18th consecutive year, Site Selection magazine named Entergy a Top Utility in economic development.
•EEI awarded Entergy a 2025 Corporate Citizenship Award in the Volunteerism category.

Table of contents	Page
News release Table of appendices and financial statements A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 11 14 15 16 18 20

Entergy reports 2025 financial results
Feb. 12, 2026

Consolidated earnings (GAAP and non-GAAP measures)
Fourth quarter and full year 2025 vs. 2024 (See Appendix A for reconciliation of GAAP to non-GAAP measures and details on adjustments)
	Fourth quarter			Full year
	2025	2024	Change	2025	2024	Change
(After-tax, $ in millions)
As-reported earnings	236	286	(51)	1,758	1,056	703
Less adjustments	-	(5)	5	-	(522)	522
Adjusted earnings (non-GAAP)	236	291	(55)	1,758	1,577	181
Estimated weather impact	3	(4)	7	91	66	25

(After-tax, per share in $)
As-reported earnings	0.51	0.65	(0.14)	3.91	2.45	1.46
Less adjustments	-	(0.01)	0.01	-	(1.21)	1.21
Adjusted earnings (non-GAAP)	0.51	0.66	(0.15)	3.91	3.65	0.25
Estimated weather impact	0.01	(0.01)	0.02	0.20	0.15	0.05

Calculations may differ due to rounding

Consolidated results
For fourth quarter 2025, the company reported earnings of $236 million, or 51 cents per share, on an as-reported and an adjusted basis. This compared to fourth quarter 2024 earnings of $286 million, or 65 cents per share, on an as-reported basis, and $291 million, or 66 cents per share, on an adjusted basis.
For full year 2025, the company reported earnings of $1,758 million, or $3.91 per share, on an as-reported and an adjusted basis. This compared to full year 2024 earnings of $1,056 million, or $2.45 per share, on an as-reported basis, and $1,577 million, or $3.65 per share, on an adjusted basis.
Summary discussions of full year results by business follow. Additional details, including information on operating cash flow by business, are provided in Appendix A. Appendix B provides a more detailed analysis of fourth quarter and full year earnings per share variances by business.

Business results
Utility
For full year 2025, the Utility business reported earnings attributable to Entergy Corporation of $2,280 million, or $5.06 per share, on an as-reported and an adjusted basis. This compared to full year 2024 earnings of $1,827 million, or $4.23 per share, on an as-reported basis and earnings of $2,115 million, or $4.90 per share, on an adjusted basis.
Drivers for the full year increase included:
•the net effect of regulatory actions across the operating companies;
•higher retail sales volume, including the impacts from weather;
•higher other income (deductions);
•return on construction work in progress for certain utility plant investments; and
•lower nuclear refueling outage expenses.

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Entergy reports 2025 financial results
Feb. 12, 2026

The increase was partially offset by:
•higher interest expense,
•higher other O&M,
•higher depreciation expense, and
•higher taxes other than income taxes.
Full year 2024 results also reflected several items that were considered adjustments and excluded from adjusted earnings.
•In first quarter 2024, Entergy Arkansas recorded a write off of $(132 million) ($(97 million) after tax) for a regulatory asset related to the opportunity sales proceeding.
•In first quarter 2024, Entergy New Orleans recorded a regulatory charge of $(79 million) ($(57 million) after tax) to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers.
•In second quarter 2024, Entergy Louisiana recorded expenses totaling $(151 million) ($(112 million) after tax) to reflect an agreement in principle to resolve its FRP extension filing and other retail matters.
•In fourth quarter 2024, as a result of a Louisiana state income tax rate change, the company recorded a $(29 million) increase in income tax expense and a $9 million ($7 million after tax) reduction to Entergy Louisiana regulatory liability related to securitization.
On a per share basis, full year 2025 results reflected higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in May 2025 and Oct. 2025 as well as the dilutive effect of an increase in the stock price on unsettled equity forwards.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For full year 2025, Parent & Other reported a loss attributable to Entergy Corporation of $(521 million), or $(1.16) per share, on an as-reported and an adjusted basis. This compared to a full year 2024 loss of $(771 million), or $(1.79) per share, on an as-reported basis and a loss of $(538 million), or $(1.25) per share, on an adjusted basis.
Drivers for the full year change included:
•change in other income (deductions) due to settlement charges totaling $(320 million) ($(253 million) after tax) recognized as a result of a group annuity contract purchased in May 2024 to settle certain pension liabilities (considered an adjustment and excluded from adjusted earnings); and
•lower fuel and purchased power expenses associated with the conclusion of a legacy EWC purchased power agreement in Dec. 2024.

Results also reflected changes in asset write-offs and impairments primarily due to fourth quarter 2024 DOE spent fuel litigation settlements (considered an adjustment and excluded from adjusted earnings) and change in the effective income tax rate primarily due to expiration of certain tax carryforwards in fourth quarter 2025.

On a per share basis, full year 2025 results reflected higher diluted average number of common shares outstanding (see details in Utility section).

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Entergy reports 2025 financial results
Feb. 12, 2026

Earnings per share guidance
Entergy initiated its 2026 adjusted earnings per share guidance range of $4.25 to $4.45. See the earnings call presentation for additional details.
The company has provided 2026 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described in the “Non-GAAP financial measures” section. The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include, among other things, certain significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Thursday, Feb. 12, 2026, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The earnings call presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through Feb. 19, 2026, by dialing 800-770-2030, conference ID 9024832.
Entergy produces, transmits and distributes electricity to power life for 3.1 million customers through our operating companies in Arkansas, Louisiana, Mississippi and Texas. We’re investing for growth and improved reliability and resilience of our energy system while working to keep energy rates affordable for our customers. We’re also investing in cleaner energy generation like modern natural gas, nuclear, and renewable energy. A nationally recognized leader in sustainability and corporate citizenship, we deliver more than $100 million in economic benefits each year to the communities we serve through philanthropy, volunteerism, and advocacy. Entergy is a Fortune 500 company headquartered in New Orleans, Louisiana, and has approximately 12,000 employees. Learn more at entergy.com and connect with @Entergy on social media.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the earnings call presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.
Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.

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Entergy reports 2025 financial results
Feb. 12, 2026

Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of adjusted earnings, which excludes the effect of certain “adjustments”. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, owners, and analysts; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE, adjusted ROE excluding affiliate preferred, FFO to adjusted debt, gross liquidity, net liquidity, adjusted Parent debt to total adjusted debt, adjusted debt to adjusted capitalization, and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board of directors discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2026 adjusted earnings per share guidance; financial and operational outlooks; industrial load growth outlooks; statements regarding its resilience plans, goals, beliefs, or expectations; and other statements of

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Entergy reports 2025 financial results
Feb. 12, 2026

Entergy’s plans, goals, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from hyperscale data centers and other large customers, and to manage the impacts of such growth on customers and Entergy’s business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, international trade, or energy policies; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Investor inquiries: Liz Hunter 504-576-3294 ehunte1@entergy.com	Media inquiries: Cristina del Canto 504-576-4238 mdelcan@entergy.com

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2025 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Fourth quarter and full year 2025 vs. 2024 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Fourth quarter			Full year
	2025	2024	Change	2025	2024	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	381	404	(23)	2,280	1,827	453
Parent & Other	(145)	(117)	(27)	(521)	(771)	250
Consolidated	236	286	(51)	1,758	1,056	703

Less adjustments
Utility	-	(22)	22	-	(289)	289
Parent & Other	-	17	(17)	-	(233)	233
Consolidated	-	(5)	5	-	(522)	522

Adjusted earnings (loss) (non-GAAP)
Utility	381	426	(45)	2,280	2,115	164
Parent & Other	(145)	(135)	(10)	(521)	(538)	17
Consolidated	236	291	(55)	1,758	1,577	181
Estimated weather impact	3	(4)	7	91	66	25

Diluted average number of common shares outstanding (in millions) (a)	459	438	21	450	432	19

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	0.83	0.92	(0.09)	5.06	4.23	0.83
Parent & Other	(0.32)	(0.27)	(0.05)	(1.16)	(1.79)	0.63
Consolidated	0.51	0.65	(0.14)	3.91	2.45	1.46

Less adjustments
Utility	-	(0.05)	0.05	-	(0.67)	0.67
Parent & Other	-	0.04	(0.04)	-	(0.54)	0.54
Consolidated	-	(0.01)	0.01	-	(1.21)	1.21

Adjusted earnings (loss) (non-GAAP)
Utility	0.83	0.97	(0.14)	5.06	4.90	0.16
Parent & Other	(0.32)	(0.31)	(0.01)	(1.16)	(1.25)	0.09
Consolidated	0.51	0.66	(0.15)	3.91	3.65	0.25
Estimated weather impact	0.01	(0.01)	0.02	0.20	0.15	0.05

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Fourth quarter and full year 2025 vs. 2024
	Fourth quarter			Full year
	2025	2024	Change	2025	2024	Change
(Pre-tax except for income tax effects and totals; $ in millions)
Utility
4Q24 E-LA adjustment to a regulatory liability primarily related to securitization resulting from Louisiana state income tax rate change	-	9	(9)	-	9	(9)
2Q24 E-LA agreement in principle to resolve its FRP extension filing and other retail matters	-	-	-	-	(151)	151
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	-	(132)	132
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	-	(79)	79
Income tax effect on Utility adjustments above	-	(3)	3	-	92	(92)
4Q24 income tax expense resulting from Louisiana state income tax rate change	-	(29)	29	-	(29)	29
Total Utility	-	(22)	22	-	(289)	289

Parent & Other
2024 pension lift out	-	(3)	3	-	(320)	320
4Q24 DOE spent nuclear fuel litigation settlements	-	25	(25)	-	25	(25)
Income tax effect on Parent & Other adjustments above	-	(5)	5	-	62	(62)
Total Parent & Other	-	17	(17)	-	(233)	233

Total adjustments	-	(5)	5	-	(522)	522

(After-tax, per share in $) (b)
Utility
4Q24 Louisiana state income tax rate change, including an adjustment to E-LA’s associated regulatory liability	-	(0.05)	0.05	-	(0.05)	0.05
2Q24 E-LA agreement in principle to resolve its FRP extension filing and other retail matters	-	-	-	-	(0.26)	0.26
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	-	(0.23)	0.23
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	-	(0.13)	0.13
Total Utility	-	(0.05)	0.05	-	(0.67)	0.67

Parent & Other
2024 pension lift out	-	(0.01)	0.01	-	(0.59)	0.59
4Q24 DOE spent nuclear fuel litigation settlements	-	0.04	(0.04)	-	0.05	(0.05)
Total Parent & Other	-	0.04	(0.04)	-	(0.54)	0.54

Total adjustments	-	(0.01)	0.01	-	(1.21)	1.21

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
Fourth quarter and full year 2025 vs. 2024
(Pre-tax except for income taxes and totals; $ in millions)
	Fourth quarter			Full year
	2025	2024	Change	2025	2024	Change
Utility
Other O&M	-	-	-	-	(1)	1
Asset write-offs, impairments, and related charges	-	-	-	-	(132)	132
Other regulatory charges (credits) – net	-	9	(9)	-	(219)	219
Income taxes	-	(31)	31	-	64	(64)
Total Utility	-	(22)	22	-	(289)	289

Parent & Other
Asset write-offs, impairments, and related charges	-	25	(25)	-	25	(25)
Other income (deductions)	-	(3)	3	-	(320)	320
Income taxes	-	(5)	5	-	62	(62)
Total Parent & Other	-	17	(17)	-	(233)	233

Total adjustments	-	(5)	5	-	(522)	522

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Fourth quarter and full year 2025 vs. 2024
($ in millions)
	Fourth quarter			Full year
	2025	2024	Change	2025	2024	Change
Utility	1,627	1,845	(218)	5,741	5,070	670
Parent & Other	(409)	(465)	56	(590)	(582)	(8)
Consolidated	1,218	1,380	(162)	5,151	4,489	662

Calculations may differ due to rounding

OCF increased year-over-year primarily due to higher Utility customer receipts, the receipt of nuclear and solar production tax credit sale proceeds, and higher advance payments related to customer agreements. These increases were partially offset by higher fuel and purchased power payments.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and full year 2025 versus 2024 as-reported and adjusted earnings per share variances.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Fourth quarter 2025 vs. 2024
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2024 earnings (loss)	0.92	0.97		(0.27)	(0.31)		0.65	0.66
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	0.04	0.05	(f)	0.01	0.01		0.04	0.06
Nuclear refueling outage expenses	0.01	0.01		-	-		0.01	0.01
Other O&M	(0.18)	(0.18)	(g)	-	-		(0.17)	(0.17)
Asset write-offs, impairments, and related charges	-	-		(0.04)	-	(h)	(0.04)	-
Decommissioning	-	-		-	-		-	-
Taxes other than income taxes	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Depreciation and amortization	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Other income (deductions)	0.12	0.12	(i)	0.02	0.01		0.13	0.13
Interest expense	(0.10)	(0.10)	(j)	(0.01)	(0.01)		(0.11)	(0.11)
Income taxes – other	0.07	0.01	(k)	(0.04)	(0.04)	(l)	0.04	(0.03)
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.04)	(0.04)		0.01	0.01		(0.02)	(0.02)	(m)
2025 earnings (loss)	0.83	0.83		(0.32)	(0.32)		0.51	0.51

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Full year 2025 vs. 2024
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2024 earnings (loss)	4.23	4.90		(1.79)	(1.25)		2.45	3.65
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	1.29	0.92	(f)	0.05	0.05	(n)	1.34	0.96
Nuclear refueling outage expenses	0.06	0.06	(o)	-	-		0.06	0.06
Other O&M	(0.28)	(0.28)	(g)	0.01	0.01		(0.27)	(0.28)
Asset write-offs, impairments, and related charges	0.20	(0.02)	(p)	(0.05)	-	(h)	0.16	(0.02)
Decommissioning	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	(0.11)	(0.11)	(q)	-	-		(0.11)	(0.11)
Depreciation and amortization	(0.11)	(0.11)	(r)	-	-		(0.11)	(0.11)
Other income (deductions)	0.26	0.26	(i)	0.60	0.02	(s)	0.86	0.28
Interest expense	(0.32)	(0.32)	(j)	-	-		(0.32)	(0.32)
Income taxes – other	0.09	0.02	(k)	(0.04)	(0.04)	(l)	0.05	(0.01)
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.22)	(0.22)		0.05	0.05		(0.17)	(0.17)	(m)
2025 earnings (loss)	5.06	5.06		(1.16)	(1.16)		3.91	3.91

h
Calculations may differ due to rounding

(c)Utility operating revenue and Utility income taxes – other variances exclude the following for the return/collection of excess/deficient unprotected ADIT (net effect was neutral to earnings) ($ in millions):

	4Q25	4Q24	FY25	FY24
Utility operating revenue	(20)	3	(35)	26
Utility income taxes – other	20	(3)	35	(26)
(d)Utility regulatory charges (credits) – net and Utility preferred dividend requirements and noncontrolling interests variances exclude the following for the effects of HLBV accounting and the approved deferrals (net effect was neutral to earnings) ($ in millions):

	4Q25	4Q24	FY25	FY24
Utility regulatory charges (credits) – net	-	(4)	(4)	(12)
Utility preferred dividend requirements and noncontrolling interests	-	4	4	12
(e)EPS effects of the individual income statement line item variances are calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line item variances. Share effect captures the per share impact from the change in diluted average number of common shares outstanding and the dilutive effect of an increase in the stock price on unsettled equity forwards.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2025 vs. 2024 ($ EPS)

	4Q	FY
Electric volume / weather	0.05	0.41
Retail electric price	0.10	0.63
4Q25 provision for E-AR 2024 historical year netting adjustment	0.05	0.05
4Q24 provision for LA state income tax rate change	(0.02)	(0.02)
4Q24 provision for E-AR 2023 historical year netting adjustment	(0.03)	(0.03)
2Q24 E-LA agreement in principle to resolve certain retail matters	-	0.26
1Q24 E-NO provision for increased income tax sharing	-	0.13
Return on CWIP for certain utility plant investments	0.08	0.08
Sale of natural gas LDCs	(0.05)	(0.09)
E-TX MISO capacity costs	(0.01)	(0.06)
Reg. provisions for decommissioning items	(0.11)	(0.01)
Grand Gulf recovery	0.01	(0.03)
Other	(0.03)	(0.03)
Total	0.04	1.29
(f)The fourth quarter and full year earnings increases were driven by regulatory actions including: E-AR’s FRP, E-LA’s FRP (including riders), E-LA’s RPCR, E-MS’s FRP interim facilities rate adjustment, and E-TX’s DCRF. The full year increase also reflected regulatory actions from E-MS’s FRP and riders, E-NO’s FRP, the portion of E-TX’s base rate case relate-back in retail price, and Grand Gulf recovery. The increases also reflected higher electric volume (including the effects of weather) and revenue related to the amortization of certain customer advances designed to provide a return on CWIP for certain utility plant investment, which is recognized as the related costs are incurred. Also contributing to the increase was the net effect of E-AR regulatory credits for historical year netting adjustments recorded in the fourth quarters of 2024 and 2025. The increases were partially offset by the absence of revenues from the natural gas LDC businesses that were sold in July 2025, higher MISO capacity costs at E-TX, and changes in regulatory provisions for decommissioning items (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). In fourth quarter 2024, as a result of the Louisiana state income tax rate change, E-LA recorded a $9 million ($7 million after tax) adjustment to a regulatory liability primarily related to securitization (considered an adjustment and excluded from adjusted earnings). The full year increase also reflected a first quarter 2024 $(79 million) ($(57 million) after tax) regulatory provision recorded at E-NO to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers and a second quarter 2024 regulatory charge of $(150 million) ($(111 million) after tax) recorded as a result of E-LA reaching a settlement with the LPSC staff and other parties to resolve its FRP extension filing and other retail matters (both considered adjustments and excluded from adjusted earnings).

(g)The fourth quarter decrease from higher Utility other O&M reflected higher power delivery expenses primarily due to higher vegetation management costs, an increase in loss provisions, an increase in bad debt expense, and higher non-nuclear generation expenses primarily due to higher scope of work during plant outages performed in 2025 as compared to 2024. The fourth quarter decrease was partially offset by lower compensation and benefits costs primarily due to lower incentive-based accruals in 2025 as compared to 2024 and lower expenses as a result of the sale of the natural gas LDCs businesses in July 2025. The full year earnings decrease from higher Utility other O&M reflected higher power delivery expenses primarily due to higher vegetation management costs, an increase in loss provisions, an increase in bad debt expense, higher non-nuclear generation expenses largely due to a higher scope of work performed during power outages, higher MISO transmission costs, and an increase in project write-offs. The full year decrease was partially offset by lower contract costs in 2025 related to operational performance, customer service, and organizational health initiatives; a gain from the sale of natural gas LDC businesses on July 1, 2025; and lower expenses as a result of the sale of the natural gas LDC businesses.
(h)The fourth quarter and full year as-reported earnings decreases from Parent & Other asset write-offs and impairments, and related charges were due to spent fuel litigation settlements totaling $25 million ($19 million after tax) related to Vermont Yankee and Palisades recorded in fourth quarter 2024 (considered an adjustment and excluded from adjusted earnings).
(i)The fourth quarter earnings increase from higher Utility other income (deductions) was primarily due to higher nuclear decommissioning trust returns including portfolio rebalancing (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral) and an increase in the amortization of tax gross ups on customer advances for construction. The fourth quarter increase was partially offset by lower AFUDC-equity due to a reclassification of customer advances for return on investment of certain CWIP to revenue. The full year earnings increase was primarily due to higher AFUDC–equity due to higher CWIP, an increase in the amortization of tax gross ups on customer advances, an increase in interest earned on external money pool investments, and a true-up of E-LA’s MISO cost recovery mechanism. The full year increase was partially offset by lower intercompany dividend income from affiliate preferred membership interest related to storm cost securitizations (largely offset at P&O).
(j)The fourth quarter and full year earnings decreases from higher Utility interest expense were primarily due to higher debt balances, higher interest rates, higher carrying costs on customer advances, and higher interest on nuclear production tax credit interest. The full year decrease was partially offset by higher AFUDC–debt due to higher CWIP.
(k)The fourth quarter and full year as-reported earnings increases from lower Utility income taxes – other were primarily due to a $29 million income tax expense recorded in fourth quarter 2024 as a result of the Louisiana state tax rate decrease (considered an adjustment and excluded from adjusted earnings).
(l)The fourth quarter and full year earnings decreases from higher Parent & Other income taxes – other were primarily due to expiration of certain tax carryforwards in fourth quarter 2025.
(m)The fourth quarter and full year earnings per share impacts from share effect were from higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in May 2025 and Oct. 2025 and the dilutive effect of an increase in the stock price on unsettled equity forwards.
(n)The full year earnings increase was primarily due to lower purchased power expenses associated with the conclusion of a legacy EWC purchased power agreement in Dec. 2024.
(o)The full year earnings increase from lower Utility nuclear refueling outage expenses was primarily due to the amortization of lower costs associated with the most recent outages as compared to previous outages.
(p)The full year as-reported earnings increase from lower Utility asset write-offs, impairments, and related charges was due to the first quarter 2024 write off of an E-AR $(132 million) ($(97 million) after tax) regulatory asset related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings).
(q)The full year earnings decrease from higher Utility taxes other than income taxes was primarily due to an increase in ad valorem taxes resulting from milage rate increases and higher local franchise taxes as a result of higher retail revenue. The decrease was partially offset by lower franchise taxes resulting from the expiration of Louisiana’s state franchise tax statue.
(r)The full year earnings decrease from higher Utility depreciation and amortization was primarily due to higher plant in service and increases in E-LA’s nuclear depreciation rates effective Sept. 2024 and Sept. 2025. The decrease was partially offset by the recognition of depreciation expense from E-TX’s 2022 base rate case relate back in first and second quarters of 2024 and the absence of depreciation expense resulting from the sale of natural gas LDC businesses on July 1, 2025.
(s)The full year as-reported earnings increase from higher Parent & Other other income (deductions) was largely due to a non-cash pension settlement charge of ($(317 million) ($(250 million) after tax) associated with the purchase of a group annuity contract to settle certain pension liabilities recorded in second quarter 2024 and a $(3 million) ($(3 million) after tax) true-up recorded in fourth quarter 2024 (considered adjustments and excluded from adjusted earnings).

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Fourth quarter and full year 2025 vs. 2024
	Fourth quarter				Full year
	2025	2024	% change	% weather adj. (t)	2025	2024	% change	% weather adj. (t)
GWh sold
Residential	7,801	7,540	3.5	1.7	37,177	36,039	3.2	2.1
Commercial	6,456	6,454	0.0	0.9	28,463	28,251	0.8	1.2
Governmental	585	597	(2.0)	(1.7)	2,438	2,480	(1.7)	(1.7)
Industrial	15,175	14,906	1.8	1.8	60,882	57,081	6.7	6.7
Total retail	30,017	29,497	1.8	1.5	128,960	123,851	4.1	3.9
Wholesale	3,150	3,274	(3.8)		12,997	14,010	(7.2)
Total	33,167	32,771	1.2		141,957	137,861	3.0

Number of electric retail customers
Residential					2,623,224	2,603,274	0.8
Commercial					371,741	370,529	0.3
Governmental					19,047	17,978	5.9
Industrial					44,602	45,019	(0.9)
Total					3,058,614	3,036,800	0.7

Other O&M and nuclear refueling outage exp. per MWh	$26.67	$24.55	8.6		$22.02	$21.75	1.2

Calculations may differ due to rounding
(t)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

Full year weather-adjusted retail sales increased 3.9 percent. The increase was primarily due to a 6.7 percent increase in industrial volume driven by higher sales to primary metals, petroleum refining, chlor-alkali, and technology industries. Residential sales were 2.1 percent higher and commercial sales increased 1.2 percent.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
2025 vs. 2024 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)
For 12 months ending December 31	2025	2024	Change
GAAP measure
As-reported ROE	11.0%	7.1%	3.9%

Non-GAAP measure
Adjusted ROE	11.0%	10.6%	0.4%

As of December 31 ($ in millions, except where noted)	2025	2024	Change
GAAP measures
Cash and cash equivalents	1,929	860	1,069
Available revolver capacity	4,346	4,345	1
Commercial paper	638	927	(289)
Total debt	31,050	29,034	2,016
Junior subordinated debentures	2,500	1,200	1,300
Securitization debt	221	240	(19)
Total debt to total capitalization	64%	65%	(1)%
Storm escrows	309	340	(31)

Non-GAAP measures ($ in millions, except where noted)
FFO to adjusted debt	17.2%	14.7%	2.6%
Adjusted debt to adjusted capitalization	62%	64%	(2)%
Adjusted net debt to adjusted net capitalization	60%	63%	(3)%
Gross liquidity	6,275	5,205	1,070
Net liquidity	7,880	6,007	1,873
Adjusted Parent debt to total adjusted debt	17%	20%	(3)%

Build-to-suit lease arrangement (u)	1,450	-	1,450

Calculations may differ due to rounding
(u)Maximum counterparty commitment: see Form 8-K filed with the SEC on 12/11/2025.

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by average common equity
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt to total capitalization	Total debt divided by total capitalization
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total capitalization	Total debt plus subsidiaries’ preferred stock without sinking fund and total equity
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Financial measures – non-GAAP
Adjusted capitalization	Total capitalization excluding securitization debt
Adjusted debt	Debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted earnings (loss)	As-reported earnings (loss) minus adjustments
Adjusted EPS	Adjusted earnings (loss) divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities plus unamortized debt issuance costs and discounts minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses
FFO	OCF minus preferred dividend requirements of subsidiaries, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of cash and cash equivalents, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ACM	Additional Capacity Mechanism	HLBV	Hypothetical liquidation at book value
ADIT	Accumulated deferred income taxes	IRS	Internal Revenue Service
AFUDC – debt	Allowance for debt funds used during construction	LDC	Local distribution company
AFUDC –equity	Allowance for equity funds used during construction	LPSC	Louisiana Public Service Commission
APSC	Arkansas Public Service Commission	LTM	Last twelve months
BESS	Battery and energy storage system	MCRM	MISO Cost Recovery Mechanism
CAGR	Compound annual growth rate	MISO	Midcontinent Independent System Operator, Inc.
CCCT	Combined cycle combustion turbine	Moody’s	Moody’s Ratings
CCNO	Council of the City of New Orleans	MPSC	Mississippi Public Service Commission
CFO	Cash from operations	NDT	Nuclear decommissioning trust
COD	Commercial operation date	NYSE	New York Stock Exchange
CT	Combustion turbine	O&M	Operation and maintenance
CWIP	Construction work in progress	OCAPS	Orange County Advanced Power Station (CCCT)
DCRF	Distribution Cost Recovery Factor	OCF	Net cash flow provided by operating activities
DOE	U.S. Department of Energy	OpCo	Utility operating company
DRM	Distribution Recovery Mechanism	Other O&M	Other non-fuel operation and maintenance expense
E-AR	Entergy Arkansas, LLC	P&O	Parent & Other
E-LA	Entergy Louisiana, LLC	PMR	Performance Management Rider
E-MS	Entergy Mississippi, LLC	PPA	Power purchase agreement or purchased power agreement
E-NO	Entergy New Orleans, LLC	PUCT	Public Utility Commission of Texas
E-TX	Entergy Texas, Inc.	RECs	Renewable energy certificates
EEI	Edison Electric Institute	RSHCR	Resilience and Storm Hardening Cost Recovery
EPS	Earnings per share	ROE	Return on equity
ETR	Entergy Corporation	RPCR	Resilience Plan Cost Recovery Rider
EWC	Entergy Wholesale Commodities	S&P	Standard & Poor’s
FFO	Funds from operations	SEC	U.S. Securities and Exchange Commission
FRP	Formula rate plan	SERI	System Energy Resources, Inc.
GAAP	U.S. generally accepted accounting principles	TAM	Tax Adjustment Mechanism
GCRR	Generation Cost Recovery Rider	TCRF	Transmission Cost Recovery Factor
GGO	Geaux Green Option	TRM	Transmission Recovery Mechanism
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI	WACC	Weighted average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Fourth quarter
		2025	2024
As-reported net income attributable to Entergy Corporation	(A)	1,758	1,056
Adjustments	(B)	-	(522)

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,758	1,577

Average common equity (average of beginning and ending balances)	(D)	16,003	14,853

As-reported ROE	(A/D)	11.0%	7.1%
Adjusted ROE (non-GAAP)	(C/D)	11.0%	10.6%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		Fourth quarter
		2025	2024
Total debt	(A)	31,050	29,034
Securitization debt	(B)	221	240
50% of junior subordinated debentures	(C)	1,250	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	29,579	28,194

Net cash flow provided by operating activities, LTM	(E)	5,151	4,489

Preferred dividend requirements of subsidiaries, LTM	(F)	(18)	(18)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(49)	(26)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(80)	3
Fuel inventory		39	22
Accounts payable		39	112
Taxes accrued		68	23
Interest accrued		26	45
Deferred fuel costs		(271)	183
Other working capital accounts		297	(19)
Securitization regulatory charges, LTM		17	22
Total	(H)	134	390

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	5,083	4,142

FFO to adjusted debt (non-GAAP)	(I/D)	17.2%	14.7%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios, gross liquidity, and net liquidity
($ in millions except where noted)		Fourth quarter
		2025	2024
Total debt	(A)	31,050	29,034
Securitization debt	(B)	221	240
50% of junior subordinated debentures	(C)	1,250	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	29,579	28,194
Cash and cash equivalents	(E)	1,929	860
Adjusted net debt (non-GAAP)	(F)=(D-E)	27,650	27,334

Commercial paper	(G)	638	927

Total capitalization	(H)	48,284	44,438
Securitization debt	(B)	221	240
Adjusted capitalization (non-GAAP)	(I)=(H-B)	48,063	44,198
Cash and cash equivalents	(E)	1,929	860
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	46,134	43,339

Total debt to total capitalization	(A/H)	64%	65%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	62%	64%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	60%	63%

Available revolver capacity	(K)	4,346	4,345

Storm escrows	(L)	309	340
Equity sold forward, not yet settled (v)	(M)	1,934	1,389

Gross liquidity (non-GAAP)	(N)=(E+K)	6,275	5,205
Net liquidity (non-GAAP)	(N-G+L+M)	7,880	6,007

Entergy Corporation notes:
Due Sept. 2025		-	800
Due Sept. 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due Dec. 2054		1,200	1,200
Junior subordinated debentures due June 2056		700	-
Junior subordinated debentures due June 2056		600	-
Total Parent long-term debt	(O)	5,750	5,250
Revolver drawn	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(54)	(45)
Total Parent debt	(R)=(G+O+P+Q)	6,333	6,132

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,083	5,532

Adjusted Parent debt to total adjusted debt (non-GAAP)	(S/D)	17%	20%

Calculations may differ due to rounding
(v) Reflects adjustments, including for common dividends between contracting and settlement.

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$39,221	$6,674	$45,895
Temporary cash investments	1,817,764	65,257	1,883,021
Total cash and cash equivalents	1,856,985	71,931	1,928,916
Accounts receivable:
Customer	735,734	—	735,734
Allowance for doubtful accounts	(32,324)	—	(32,324)
Associated companies	4,643	(4,643)	—
Other	239,157	3,245	242,402
Accrued unbilled revenues	524,420	—	524,420
Total accounts receivable	1,471,630	(1,398)	1,470,232
Deferred fuel costs	54,133	—	54,133
Fuel inventory - at average cost	125,480	6,494	131,974
Materials and supplies	1,705,669	4,726	1,710,395
Deferred nuclear refueling outage costs	86,497	—	86,497
Prepayments and other	431,881	(7,177)	424,704
TOTAL	5,732,275	74,576	5,806,851

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,014,624	(4,014,624)	—
Decommissioning trust funds	6,300,880	—	6,300,880
Non-utility property - at cost (less accumulated depreciation)	475,121	6,469	481,590
Storm reserve escrow accounts	308,784	—	308,784
Other	57,013	67,401	124,414
TOTAL	11,156,422	(3,940,754)	7,215,668

PROPERTY, PLANT, AND EQUIPMENT

Electric	74,546,777	204,140	74,750,917
Construction work in progress	6,018,996	1,012	6,020,008
Nuclear fuel	834,690	—	834,690
TOTAL PROPERTY, PLANT, AND EQUIPMENT	81,400,463	205,152	81,605,615
Less - accumulated depreciation and amortization	28,598,552	152,449	28,751,001
PROPERTY, PLANT, AND EQUIPMENT - NET	52,801,911	52,703	52,854,614

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,005,976	—	5,005,976
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	12,311	3,229	15,540
Other	477,426	(25,128)	452,298
TOTAL	6,035,496	(21,899)	6,013,597

TOTAL ASSETS	$75,726,104	$(3,835,374)	$71,890,730

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,625,140	$750,000	$2,375,140
Notes payable and commercial paper:
Other	20,012	637,762	657,774
Accounts payable:
Associated companies	43,470	(43,470)	—
Other	2,560,083	5,463	2,565,546
Customer deposits	479,796	—	479,796
Taxes accrued	526,984	(1,795)	525,189
Interest accrued	256,476	29,181	285,657
Deferred fuel costs	14,562	—	14,562
Pension and other postretirement liabilities	51,906	11,308	63,214
Customer advances	632,850	—	632,850
Other	218,775	4,465	223,240
TOTAL	6,430,054	1,392,914	7,822,968

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,503,093	(1,910,412)	5,592,681
Accumulated deferred investment tax credits	187,173	—	187,173
Regulatory liability for income taxes - net	1,079,699	—	1,079,699
Other regulatory liabilities	3,911,839	—	3,911,839
Customer advances	35,000	—	35,000
Decommissioning and asset retirement cost liabilities	4,943,671	3,859	4,947,530
Accumulated provisions	495,549	230	495,779
Pension and other postretirement liabilities	70,484	43,446	113,930
Long-term debt	22,956,499	4,945,522	27,902,021
Customer advances for construction	1,615,455	—	1,615,455
Other	1,359,531	(406,453)	953,078
TOTAL	44,157,993	2,676,192	46,834,185

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2025 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;
issued 583,203,774 shares in 2025	2,280,842	(2,275,010)	5,832
Paid-in capital	5,420,248	3,559,139	8,979,387
Retained earnings	17,223,994	(4,525,558)	12,698,436
Accumulated other comprehensive income	42,971	(45,977)	(3,006)
Less - treasury stock, at cost (130,864,409 shares in 2025)	120,000	4,637,573	4,757,573
TOTAL SHAREHOLDERS' EQUITY	24,848,055	(7,924,979)	16,923,076
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	94,841	(3,750)	91,091
TOTAL	24,942,896	(7,928,729)	17,014,167

TOTAL LIABILITIES AND EQUITY	$75,726,104	$(3,835,374)	$71,890,730

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$42,653	$5,771	$48,424
Temporary cash investments	770,664	40,615	811,279
Total cash and cash equivalents	813,317	46,386	859,703
Accounts receivable:
Customer	681,504	—	681,504
Allowance for doubtful accounts	(17,919)	—	(17,919)
Associated companies	5,576	(5,576)	—
Other	194,086	10,782	204,868
Accrued unbilled revenues	521,946	—	521,946
Total accounts receivable	1,385,193	5,206	1,390,399
Fuel inventory - at average cost	160,705	5,703	166,408
Materials and supplies	1,626,523	4,533	1,631,056
Deferred nuclear refueling outage costs	99,885	—	99,885
Current assets held for sale	15,574	—	15,574
Prepayments and other	242,201	(8,989)	233,212
TOTAL	4,343,398	52,839	4,396,237

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,264,998	(4,264,998)	—
Decommissioning trust funds	5,562,575	—	5,562,575
Non-utility property - at cost (less accumulated depreciation)	417,392	6,372	423,764
Storm reserve escrow accounts	340,460	—	340,460
Other	45,733	36,611	82,344
TOTAL	10,631,158	(4,222,015)	6,409,143

PROPERTY, PLANT, AND EQUIPMENT

Electric	70,615,799	202,868	70,818,667
Natural gas	77,054	—	77,054
Construction work in progress	3,205,276	1,032	3,206,308
Nuclear fuel	765,661	—	765,661
TOTAL PROPERTY, PLANT, AND EQUIPMENT	74,663,790	203,900	74,867,690
Less - accumulated depreciation and amortization	27,297,517	147,223	27,444,740
PROPERTY, PLANT, AND EQUIPMENT - NET	47,366,273	56,677	47,422,950

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,255,509	—	5,255,509
Deferred fuel costs	172,201	—	172,201
Goodwill	367,625	—	367,625
Accumulated deferred income taxes	15,064	3,922	18,986
Non-current assets held for sale	462,797	—	462,797
Other	337,539	(52,955)	284,584
TOTAL	6,610,735	(49,033)	6,561,702

TOTAL ASSETS	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$578,090	$800,000	$1,378,090
Notes payable and commercial paper:
Other	—	927,291	927,291
Accounts payable:
Associated companies	38,557	(38,557)	—
Other	1,922,922	6,240	1,929,162
Customer deposits	462,436	—	462,436
Taxes accrued	456,596	497	457,093
Interest accrued	239,945	19,609	259,554
Deferred fuel costs	237,146	—	237,146
Pension and other postretirement liabilities	52,260	12,594	64,854
Customer advances	151,662	—	151,662
Other	227,004	16,745	243,749
TOTAL	4,366,618	1,744,419	6,111,037

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,279,159	(1,811,411)	4,467,748
Accumulated deferred investment tax credits	194,146	—	194,146
Regulatory liability for income taxes - net	1,168,078	—	1,168,078
Other regulatory liabilities	3,609,463	—	3,609,463
Decommissioning and asset retirement cost liabilities	4,709,888	3,538	4,713,426
Accumulated provisions	505,807	256	506,063
Pension and other postretirement liabilities	210,924	43,780	254,704
Long-term debt	22,208,572	4,404,933	26,613,505
Customer advances for construction	634,587	—	634,587
Other	1,528,000	(415,119)	1,112,881
TOTAL	41,048,624	2,225,977	43,274,601

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2024 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;
issued 561,950,696 shares in 2024	2,330,842	(2,325,222)	5,620
Paid-in capital	5,197,289	2,636,236	7,833,525
Retained earnings	15,758,019	(3,743,704)	12,014,315
Accumulated other comprehensive income	70,185	(27,416)	42,769
Less - treasury stock, at cost (132,370,280 shares in 2024)	120,000	4,692,321	4,812,321
TOTAL SHAREHOLDERS' EQUITY	23,236,335	(8,152,427)	15,083,908
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	104,826	(3,750)	101,076
TOTAL	23,341,161	(8,156,177)	15,184,984

TOTAL LIABILITIES AND EQUITY	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,945,326	$—	$2,945,326
Natural gas	(57)	—	(57)
Other	—	13,675	13,675
Total	2,945,269	13,675	2,958,944

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	550,553	5,256	555,809
Purchased power	247,160	2,247	249,407
Nuclear refueling outage expenses	25,550	—	25,550
Other operation and maintenance	873,264	13,537	886,801
Decommissioning	57,982	83	58,065
Taxes other than income taxes	185,179	575	185,754
Depreciation and amortization	515,075	1,706	516,781
Other regulatory charges (credits) - net	(64,931)	—	(64,931)
Total	2,389,832	23,404	2,413,236

OPERATING INCOME	555,437	(9,729)	545,708

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	31,516	—	31,516
Interest and investment income	159,993	(69,560)	90,433
Miscellaneous - net	(11,611)	(1,405)	(13,016)
Total	179,898	(70,965)	108,933

INTEREST EXPENSE
Interest expense	304,067	70,445	374,512
Allowance for borrowed funds used during construction	(14,604)	—	(14,604)
Total	289,463	70,445	359,908

INCOME BEFORE INCOME TAXES	445,872	(151,139)	294,733

Income taxes	61,098	(6,893)	54,205

CONSOLIDATED NET INCOME	384,774	(144,246)	240,528

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,246	500	4,746

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$380,528	$(144,746)	$235,782

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.84	($0.32)	$0.52
DILUTED	$0.83	($0.32)	$0.51

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			451,770,241
DILUTED			458,602,768
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,677,359	$—	$2,677,359
Natural gas	44,728	—	44,728
Other	—	20,218	20,218
Total	2,722,087	20,218	2,742,305

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	458,771	10,955	469,726
Purchased power	189,298	8,019	197,317
Nuclear refueling outage expenses	34,198	—	34,198
Other operation and maintenance	770,298	16,248	786,546
Asset write-offs, impairments, and related charges (credits)	—	(24,641)	(24,641)
Decommissioning	57,110	76	57,186
Taxes other than income taxes	180,241	631	180,872
Depreciation and amortization	507,958	1,705	509,663
Other regulatory charges (credits) - net	(138,177)	—	(138,177)
Total	2,059,697	12,993	2,072,690

OPERATING INCOME	662,390	7,225	669,615

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	43,850	—	43,850
Interest and investment income	88,240	(74,974)	13,266
Miscellaneous - net	(25,960)	(3,784)	(29,744)
Total	106,130	(78,758)	27,372

INTEREST EXPENSE
Interest expense	250,684	65,396	316,080
Allowance for borrowed funds used during construction	(17,180)	—	(17,180)
Total	233,504	65,396	298,900

INCOME BEFORE INCOME TAXES	535,016	(136,929)	398,087

Income taxes	130,874	(19,950)	110,924

CONSOLIDATED NET INCOME	404,142	(116,979)	287,163

Preferred dividend requirements of subsidiaries and noncontrolling interests	217	499	716

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$403,925	$(117,478)	$286,447

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.94	($0.27)	$0.67
DILUTED	$0.92	($0.27)	$0.65

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			429,285,191
DILUTED			437,981,911
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date Ended December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,775,314	$—	$12,775,314
Natural gas	112,607	—	112,607
Other	—	58,765	58,765
Total	12,887,921	58,765	12,946,686

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,338,347	21,056	2,359,403
Purchased power	1,227,715	13,283	1,240,998
Nuclear refueling outage expenses	113,429	—	113,429
Other operation and maintenance	3,013,000	42,097	3,055,097
Asset write-offs, impairments, and related charges	12,795	—	12,795
Decommissioning	227,556	320	227,876
Taxes other than income taxes	815,900	2,764	818,664
Depreciation and amortization	2,071,054	6,638	2,077,692
Other regulatory charges (credits) - net	(161,546)	—	(161,546)
Total	9,658,250	86,158	9,744,408

OPERATING INCOME	3,229,671	(27,393)	3,202,278

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	180,726	—	180,726
Interest and investment income	605,003	(287,655)	317,348
Miscellaneous - net	(85,835)	(6,586)	(92,421)
Total	699,894	(294,241)	405,653

INTEREST EXPENSE
Interest expense	1,162,021	250,934	1,412,955
Allowance for borrowed funds used during construction	(76,304)	—	(76,304)
Total	1,085,717	250,934	1,336,651

INCOME BEFORE INCOME TAXES	2,843,848	(572,568)	2,271,280

Income taxes	551,272	(53,320)	497,952

CONSOLIDATED NET INCOME	2,292,576	(519,248)	1,773,328

Preferred dividend requirements of subsidiaries and noncontrolling interests	13,059	1,997	15,056

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,279,517	$(521,245)	$1,758,272

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.16	($1.18)	$3.98
DILUTED	$5.06	($1.16)	$3.91

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			442,029,481
DILUTED			450,151,884
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date Ended December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,627,732	$—	$11,627,732
Natural gas	178,070	—	178,070
Other	—	73,851	73,851
Total	11,805,802	73,851	11,879,653

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,214,471	42,403	2,256,874
Purchased power	806,646	32,590	839,236
Nuclear refueling outage expenses	147,019	—	147,019
Other operation and maintenance	2,851,165	47,072	2,898,237
Asset write-offs, impairments, and related charges (credits)	131,775	(24,641)	107,134
Decommissioning	219,936	144	220,080
Taxes other than income taxes	750,404	2,544	752,948
Depreciation and amortization	2,006,745	6,423	2,013,168
Other regulatory charges (credits) - net	(6,133)	—	(6,133)
Total	9,122,028	106,535	9,228,563

OPERATING INCOME	2,683,774	(32,684)	2,651,090

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	133,046	—	133,046
Interest and investment income	592,257	(293,392)	298,865
Miscellaneous - net	(163,456)	(326,514)	(489,970)
Total	561,847	(619,906)	(58,059)

INTEREST EXPENSE
Interest expense	952,423	251,165	1,203,588
Allowance for borrowed funds used during construction	(52,768)	—	(52,768)
Total	899,655	251,165	1,150,820

INCOME BEFORE INCOME TAXES	2,345,966	(903,755)	1,442,211

Income taxes	515,665	(134,638)	381,027

CONSOLIDATED NET INCOME	1,830,301	(769,117)	1,061,184

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,597	1,997	5,594

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,826,704	$(771,114)	$1,055,590

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.27	($1.80)	$2.47
DILUTED	$4.23	($1.79)	$2.45

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			427,713,121
DILUTED			431,581,696
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$240,528	$287,163	$(46,635)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	635,730	622,304	13,426
Deferred income taxes, tax credits, and non-current taxes accrued	168,758	86,012	82,746
Asset write-offs, impairments, and related charges (credits)	—	(24,641)	24,641
Pension settlement charge	—	2,937	(2,937)
Changes in working capital:
Receivables	310,207	276,176	34,031
Fuel inventory	18,090	(14,755)	32,845
Accounts payable	18,671	249,107	(230,436)
Taxes accrued	(109,432)	(113,919)	4,487
Interest accrued	(17,588)	(13,481)	(4,107)
Deferred fuel costs	(81,151)	(25,785)	(55,366)
Other working capital accounts	75,142	106,296	(31,154)
Changes in provisions for estimated losses	15,250	24,167	(8,917)
Changes in other regulatory assets	(19,837)	196,470	(216,307)
Changes in other regulatory liabilities	36,963	94,108	(57,145)
Change in customer advances - non-current	35,000	—	35,000
Changes in pension and other postretirement funded status	(124,302)	(277,775)	153,473
Other	16,037	(94,702)	110,739
Net cash flow provided by operating activities	1,218,066	1,379,682	(161,616)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,127,773)	(1,573,483)	(554,290)
Allowance for equity funds used during construction	52,711	43,850	8,861
Nuclear fuel purchases	(86,798)	(102,711)	15,913
Payment for purchase of plant and assets	—	(277,396)	277,396
Proceeds from sale of business and assets	351,807	—	351,807
Changes in securitization account	7,545	6,937	608
Payments to storm reserve escrow accounts	(4,914)	(4,053)	(861)
Receipts from storm reserve escrow accounts	2,781	—	2,781
Increase (decrease) in other investments	(66,619)	(3,600)	(63,019)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	82,412	(82,412)
Proceeds from nuclear decommissioning trust fund sales	418,552	1,085,803	(667,251)
Investment in nuclear decommissioning trust funds	(445,374)	(1,105,154)	659,780
Net cash flow used in investing activities	(1,898,082)	(1,847,395)	(50,687)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,708,527	957,106	751,421
Treasury stock	1,374	40,346	(38,972)
Common stock	331,472	—	331,472
Retirement of long-term debt	(472,706)	(854,145)	381,439
Changes in commercial paper - net	(757,120)	(195,118)	(562,002)
Customer advances received for construction	812,123	311,553	500,570
Customer advances used for construction	(229,191)	(72,189)	(157,002)
Other	(8,440)	(9,685)	1,245
Dividends paid:
Common stock	(289,496)	(257,684)	(31,812)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by (used in) financing activities	1,091,963	(84,396)	1,176,359
Net increase in cash and cash equivalents	411,947	(552,109)	964,056
Cash and cash equivalents at beginning of period	1,516,969	1,411,812	105,157
Cash and cash equivalents at end of period	$1,928,916	$859,703	$1,069,213

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$274,707	$319,358	$(44,651)
Income taxes - net (includes production tax credit sale proceeds in 2025)	$(112,384)	$32,762	$(145,146)

Noncash investing activities:
Accrued construction expenditures	$254,592	$195,277	$59,315

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,773,328	$1,061,184	$712,144
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,537,138	2,443,562	93,576
Deferred income taxes, tax credits, and non-current taxes accrued	1,015,509	320,705	694,804
Asset write-offs, impairments, and related charges (credits)	12,795	107,134	(94,339)
Pension settlement charge	—	319,675	(319,675)
Changes in working capital:
Receivables	(79,833)	3,056	(82,889)
Fuel inventory	38,927	21,898	17,029
Accounts payable	38,755	111,839	(73,084)
Taxes accrued	68,083	22,893	45,190
Interest accrued	26,103	45,357	(19,254)
Deferred fuel costs	(271,109)	182,578	(453,687)
Other working capital accounts	296,714	(19,177)	315,891
Changes in provisions for estimated losses	(10,284)	43,493	(53,777)
Changes in other regulatory assets	284,914	378,514	(93,600)
Changes in other regulatory liabilities	180,811	660,559	(479,748)
Change in customer advances - non-current	35,000	—	35,000
Changes in pension and other postretirement funded status	(278,186)	(469,721)	191,535
Other	(518,014)	(745,039)	227,025
Net cash flow provided by operating activities	5,150,651	4,488,510	662,141
INVESTING ACTIVITIES
Construction/capital expenditures	(7,684,922)	(4,838,339)	(2,846,583)
Allowance for equity funds used during construction	180,726	133,046	47,680
Nuclear fuel purchases	(252,912)	(309,437)	56,525
Payment for purchase of plant and assets	(3,517)	(821,934)	818,417
Proceeds from sale of business and assets	858,588	—	858,588
Insurance proceeds received for property damages	—	7,907	(7,907)
Changes in securitization account	2,834	3,308	(474)
Payments to storm reserve escrow accounts	(14,894)	(17,990)	3,096
Receipts from storm reserve escrow accounts	46,570	736	45,834
Increase (decrease) in other investments	(113,388)	212	(113,600)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	3,546	82,412	(78,866)
Proceeds from nuclear decommissioning trust fund sales	1,509,997	2,805,145	(1,295,148)
Investment in nuclear decommissioning trust funds	(1,642,082)	(2,894,076)	1,251,994
Net cash flow used in investing activities	(7,109,454)	(5,849,010)	(1,260,444)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,750,445	7,898,968	(2,148,523)
Treasury stock	36,641	136,794	(100,153)
Common stock	1,136,103	—	1,136,103
Retirement of long-term debt	(3,501,800)	(5,054,094)	1,552,294
Changes in commercial paper - net	(269,517)	(210,880)	(58,637)
Customer advances received for construction	1,643,765	547,500	1,096,265
Customer advances used for construction	(662,896)	(204,991)	(457,905)
Other	(12,255)	(25,664)	13,409
Dividends paid:
Common stock	(1,074,151)	(981,659)	(92,492)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	3,028,016	2,087,655	940,361
Net increase in cash and cash equivalents	1,069,213	727,155	342,058
Cash and cash equivalents at beginning of period	859,703	132,548	727,155
Cash and cash equivalents at end of period	$1,928,916	$859,703	$1,069,213

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$1,238,284	$1,114,631	$123,653
Income taxes - net (includes production tax credit sale proceeds in 2025)	$(515,071)	$41,551	$(556,622)

Noncash investing activities:
Accrued construction expenditures	$800,047	$615,490	$184,557